UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
February 1, 2011
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA	98033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 1, 2011, Frank Ianna informed Clearwire Corporation (the “Company”) of his decision to not stand for re-election to the Company’s Board of Directors (the “Board”) at the Company’s next annual meeting of stockholders. Mr. Ianna is also a director of Sprint Nextel Corporation (“Sprint”) and was originally nominated to his position on the Board by Sprint, pursuant to the Equityholders’ Agreement dated November 28, 2008 by and among the Company, Sprint, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc., Bright House Networks LLC, and Eagle River Holdings, LLC (the “Equityholders’ Agreement”). The Company was informed by Sprint that Mr. Ianna’s decision to not stand for reelection was made out of an abundance of caution to address questions raised by new developments in antitrust law that may affect how the Clayton Act would apply. Under the terms of the Equityholders’ Agreement Sprint has the right to nominate an additional director to replace Mr. Ianna when he departs the Board. Sprint has informed the Company that it intends to nominate a replacement for the Board position prior to the Company’s annual meeting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: February 7, 2011	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel